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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Titan Corporation to be filed on or about April 4, 2002 and to the incorporation by reference therein of our report dated March 8, 2002, with respect to the consolidated financial statements of Jaycor, Inc. included in a Current Report (Form 8-K) of The Titan Corporation, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

San Diego, California
April 2, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS